Exhibit 10.1

July 14, 2006

Rhett Atkins
Eden Bioscience Corporation
11816 North Creek Pkwy. N.
Bothell, WA 98011

RE:

AMENDMENT
to the Exclusive License Agreement by and between Eden Bioscience Corporation (hereinafter “LICENSEE”) and Cornell Research Foundation, Inc. (hereinafter “FOUNDATION”) effective May 1, 1995 (Our ref.: CRF Contract #C-0548)

Effective July 1, 2006 (“Effective Date”), the undersigned parties agree to hereby modify the Exclusive License Agreement referenced above as follows:

     Article VIII entitled “ROYALTIES AND MINIMUM ROYALTIES TO BE PAID DURING THE LICENSE AGREEMENT”, the following paragraph shall be changed from:

Beginning with the fourth License Year, each License Year LICENSEE shall pay FOUNDATION a minimum annual royalty payment according to the following schedule:

License Year 5	$ 50,000
License Year 6	$100,000
License Year 7	$200,000
License Year 7+	$200,000

to:

Beginning with the fifth License Year, each License Year LICENSEE shall pay FOUNDATION a minimum annual royalty payment according to the following schedule:

License Year 5	$ 50,000
License Year 6	$100,000
License Year 7-9	$200,000	§
License Year 10	$200,000	‡
License Year 11-13	$200,000	*
License Year 14+	$200,000

§	Eden has fulfilled its minimum royalty obligation for license year 7-9 through research support as stated in the letter of March 26, 2004 by Richard S. Cahoon. The letter is provided in Appendix H.

‡

Eden’s minimum royalty obligation for license year 10 has been amended to incorporate terms stated in the letter to Eden Bioscience of May 26, 2005 by Richard S. Cahoon. The letter is provided in Appendix I.

*

Development Fund. FOUNDATION shall establish the Development Fund to advance the research and field trials for transgenic plants that contain Licensed Invention(s) included in contract C-0548. Said Development Fund shall be independent from other FOUNDATION accounts of royalty distribution. LICENSEE and FOUNDATION shall engage in good faith discussion within three months after signing of this Amendment to agree upon the use of the

Development Fund and to select the parties designated to conduct the project. The designated parties may include LICENSEE, Cornell University and third parties who are in the best position to develop the Invention(s) in the transgenic field, or the combination of the above. FOUNDATION shall have the rights to make final decisions regarding use of the Development Fund. The total amount of the Development Fund is Three Hundred Thousand Dollars ($300,000.00) which will be paid according to the following schedule.

The obligation for minimum royalty payment for the period May 1, 2005 through April 30, 2006 (License year 11) shall be satisfied, if LICENSEE deposits One Hundred Thousand Dollars ($100,000.00) in the Development Fund within thirty (30) days after July 15, 2006. If LICENSEE fails to deposit said money in the Development Fund according to the schedule defined above, minimum royalty payment due in License Year 11 will revert to $200,000 due as of August 15, 2006.

The obligation for minimum royalty payment for the period May 1, 2006 through April 30, 2007 (License Year 12) shall be satisfied, if LICENSEE deposits Fifty Thousand Dollars ($50,000.00) in the Development Fund within thirty (30) days after July 15, 2006 and deposits another Fifty Thousand Dollars ($50,000.00) to the Development Fund within six (6) months after July 15, 2006. If LICENSEE fails to deposit said money in the Development Fund according to the schedule defined above, minimum royalty payment due in License Year 12 will revert to $200,000 due as of January 15, 2007.

The obligation for minimum royalty payment for the period May 1, 2007 through April 30, 2008 (License Year 13) shall be satisfied, via the following: 1) LICENSEE deposits Fifty Thousand Dollars ($50,000.00) in the Development Fund within thirty (30) days after May 1, 2007 and another Fifty Thousand Dollars ($50,000.00) within thirty (30) days after November 1, 2007; 2) LICNESEE pay FOUNDATION One Hundred Thousand Dollars ($100,000.00) within thirty (30) days after May 1, 2008. The One Hundred Thousand Dollars ($100,000.00) payment is independent from the Development Fund. If LICENSEE fails to deposit said money in the Development Fund according to the schedule defined above, minimum royalty payment due in License Year 13 will revert to $200,000 due as of December 1, 2007.

Minimum	royalty payment for the licensing years (License Year 14) starting May 1, 2008 shall resume according to the schedule described herein.

These changes do not otherwise change the terms and conditions of the Agreement.

     IN WITNESS THEREOF, the parties have caused this instrument to be executed in duplicate as of the Effective Date written above.

Cornell Research Foundation, Inc.	Eden Bioscience Corporation

By: _/s/ Richard S. Cahoon_______________	By: _/s/ Rhett Atkins____________________

Print Name: Richard S. Cahoon	Print Name:_Rhett Atkins________________

Title: Senior Vice President	Title:__President/CEO_________________

Date: _July 14, 2006_________________	Date: _July 17, 2006___________________

L:\CCTEC\Agreements\Contracts 0501-0600\Contracts 0541-0550\C-0548\Working Folder\
Eden Bioscience Corporation C0548 AMD 07-01-2006